As filed with the Securities and Exchange Commission on July 31, 2006
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESBANCO, INC. (Exact name of registrant as specified in its charter)
West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Bank Plaza Wheeling, West Virginia (Address of Principal Executive Offices)	26003 (Zip Code)

WESBANCO, INC. KSOP (Full title of the plan)
Paul M. Limbert
President and Chief Executive Officer
One Bank Plaza
Wheeling, WV 26003
(Name and address of agent for service)

(304) 234-9000
(Telephone number, including area code, of agent for service)

With Copies To:

James C. Gardill, Esquire	Kristen L. Stewart, Esquire
Phillips, Gardill, Kaiser & Altmeyer, PLLC	Kirkpatrick & Lockhart Nicholson
61 Fourteenth Street	Graham LLP
Wheeling, WV 26003	Henry W. Oliver Building
(304) 232-6810	535 Smithfield Street
Pittsburgh, PA 15222
(412) 355-6500

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $2.0833 par value per share	500,000	$29.13	$14,565,000	$1,603

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of interests to be offered or sold pursuant to the WesBanco, Inc. KSOP (the “Plan”).

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock, $2.0833 par value per share (“Common Stock”), reported on the NASDAQ Stock Market on July 28, 2006.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 500,000 shares of Common Stock under the WesBanco, Inc. KSOP as a result of an increase in the number of shares issuable under the Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 25, 1996 (File No. 333-06741), is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there is a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Restated Articles of Incorporation of WesBanco, Inc. (Incorporated by reference to a Registration Statement on Form S-4 under Registration No. 333-03905 filed by the Registrant with the Securities and Exchange Commission on May 16, 1996).

4.2	Articles of Amendment to the Articles of Incorporation of WesBanco , Inc. (Incorporated by reference to Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 15, 1998).

4.3	Bylaws of WesBanco, Inc., as Amended and Restated August 22, 2002 (Incorporated by reference to Form 10-Q filed by the Registrant with the Securities and Exchange Commission on November 14, 2002).

4.4
Amended and Restated WesBanco, Inc. KSOP (Incorporated by reference to Exhibit 10.16 to the Registrant’s Form 10-K filed by the Registrant with the Securities and Exchange Commission on March 10, 2006).

5.1	Opinion of James C. Gardill, Esquire, of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of James C. Gardill, Esquire of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 27th day of July, 2006.

WESBANCO, INC.
By: /s/ Paul M. Limbert
Paul M. Limbert
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Limbert and Robert H. Young, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date
James E. Altmeyer	Director	July __, 2006
/s/ Ray A. Byrd Ray A. Byrd	Director	July 27, 2006
/s/ R. Peterson Chalfant R. Peterson Chalfant	Director	July 27, 2006
/s/ Christopher V. Criss Christopher V. Criss	Director	July 27, 2006

Signature	Capacity	Date
James D. Entress	Director	July __, 2006
Abigail M. Feinknopf	Director	July __, 2006
/s/ Ernest S. Fragale Ernest S. Fragale	Director	July 27, 2006
/s/ Edward M. George Edward M. George	Chairman, Director	July 27, 2006
/s/ Vaughn L. Kiger Vaughn L. Kiger	Director	July 27, 2006
/s/ Robert E. Kirkbride Robert E. Kirkbride	Director	July 27, 2006
/s/ Paul M. Limbert Paul M. Limbert	President and Chief Executive Officer (Principal Executive Officer)	July 27, 2006
/s/ Jay T. McCamic Jay T. McCamic	Director	July 27, 2006
Henry L. Schulhoff	Director	July __, 2006
/s/ Joan C. Stamp Joan C. Stamp	Director	July 27, 2006
Carter W. Strauss	Director	July __, 2006
Reed J. Tanner	Director	July __, 2006
/s/ Robert H. Young Robert H. Young	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Articles of Incorporation of WesBanco, Inc. (Incorporated by reference to a Registration Statement on Form S-4 under Registration No. 333-03905 filed by the Registrant with the Securities and Exchange Commission on May 16, 1996).

4.2	Articles of Amendment to the Articles of Incorporation of WesBanco , Inc. (Incorporated by reference to Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 15, 1998).

4.3	Bylaws of WesBanco, Inc., as Amended and Restated August 22, 2002 (Incorporated by reference to Form 10-Q filed by the Registrant with the Securities and Exchange Commission on November 14, 2002).

4.4
Amended and Restated WesBanco, Inc. KSOP (Incorporated by reference to Exhibit 10.16 to the Registrant’s Form 10-K filed by the Registrant with the Securities and Exchange Commission on March 10, 2006).

5.1	Opinion of James C. Gardill, Esquire, of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of James C. Gardill, Esquire of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).